Calculation of Filing Fee Tables
S-3
Amerant Bancorp Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Debt	7.00% Senior Notes due 2031	457(o)	50,000,000		$ 49,741,000.00		$ 6,869.23
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 49,741,000.00		$ 6,869.23
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 6,869.23
			Net Fee Due:						$ 0.00
Offering Note
[1]	The registration fee for the securities was previously paid in connection with the Registrant's Registration Statement on Form S-3ASR (File No. 333-296741), initially filed with the Securities and Exchange Commission on June 12, 2026, in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). This "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Filing Fee Tables" in the Registration Statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Amerant Bancorp, Inc.	S-3	333-272886	06/23/2023		$ 6,869.23	Debt	Debt Securities		$ 49,741,000.00
Fee Offset Sources		Amerant Bancorp, Inc.	S-3	333-238958		06/05/2020						$ 12,980.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously filed a Registration Statement on Form S-3 (File No. 333-272886) on June 23, 2023, as amended (the "Prior Registration Statement"). In connection with the Prior Registration Statement, securities were registered for a maximum aggregate offering price of $300,000,000. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement was deemed terminated upon the filing of the Registrant's Registration Statement on Form S-3ASR (File No. 333-296741) (the "Current Registration Statement"), initially filed on June 12, 2026. The Prior Registration Statement carried forward $135,000,010 of unsold securities and associated filing fees previously paid. The fee offset of $6,869.23 claimed herein was originally paid in connection with registration fees under the Registrant's earlier Registration Statement on Form S-3 (File No. 333-238958), filed on June 5, 2020, pursuant to which $12,980.00 in filing fees were paid. In accordance with Rule 457(p) under the Securities Act, $6,869.23 of such previously paid and unused filing fees is being used to offset the registration fee payable in connection with the offering of $49,741,000.00 in aggregate maximum offering price of the 7.00% Senior Notes due 2031 registered pursuant to the Current Registration Statement. Accordingly, no additional registration fee is due at this time.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $49,741,000.00. The prospectus is a final prospectus for the related offering.